EXHIBIT 99.77



November 30, 2009


U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read the statements made by Colorado BondShares - A Tax-Exempt Fund included under Item 77K of Form N-SAR filed on November 30, 2009 and we agree with such statements.

Very truly yours,

/s/ Anton Collins Mitchell LLP

Denver, Colorado